Exhibit 23.5

Consent of Independent Auditor

We consent to the inclusion in this Amendment No. 1 to the Registration Statement (No. 333-248433) on Form S-4 of Fortress Value Acquisition Corp. of our report dated April 17, 2020 relating to the consolidated financial statements of Secure Natural Resources LLC.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

Chicago, IL

September 30, 2020

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